UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 23, 2009

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

ON Semiconductor Corporation (the “Corporation”) entered into privately negotiated exchanges with holders of the Corporation’s Zero Coupon Convertible Senior Subordinated Notes due 2024 (the “Notes”), pursuant to which the Corporation offered shares of its common stock, par value $0.01 per share (the “Common Stock”) and cash in exchange for the Notes. Between February 19, 2009 and April 1, 2009, the Corporation issued or expects to have issued an aggregate of 7,367,581 shares of its Common Stock and approximately $33 million in cash in exchange for $66 million in aggregate principal amount of the Notes. The Notes exchanged or planned to be exchanged represent approximately 33% of the $199.1 million of the Notes outstanding prior to the exchanges.

All shares of the Common Stock were issued without registration pursuant to the exemption provided in Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for these transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 27, 2009	By:	/s/ DONALD A. COLVIN
Donald A. Colvin Executive Vice President and Chief Financial Officer